FORM 10f-3

THE BLACKROCK FUNDS

Record of Securities Purchased

Under the Trust’s Rule 10f-3 Procedures

1.

Name of Purchasing Portfolio:  AXA Multimanager Core Bond Portfolio (AXA-VIP), Managed Account Series: High Income Portfolio (BATS-HINC), BlackRock Balanced Capital Portfolio (FI) (Ins - Series) (BCS_F), BlackRock High Yield Trust (BHY), BlackRock Total Return Portfolio II (BR-CORE), BlackRock High Income Fund (BR-HIINC), BlackRock High Yield Bond Portfolio (BR-HIYLD), BlackRock Intermediate Bond Portfolio II (BR-INT), BlackRock Managed Income Portfolio (BR-MINC), BlackRock World Income Fund, Inc. (BR-WI), BlackRock Asset Allocation Portfolio (Fixed Income) (BR_AA_FI), BlackRock Total Return V.I. Portfolio (Ins - Var Ser) (BVA-BF), BlackRock High Income Portfolio (Ins - Series) (BVA-HI), BlackRock High Income V.I. Fund (Ins - Var Ser) (BVA-HY), BlackRock Total Return Portfolio (Ins - Series) (BVA-TR), Roszel Advisors, LLC (C-ROSZEL), BlackRock Corporate High Yield Fund, Inc. (COY), BlackRock Corporate High Yield Fund III, Inc. (CYE), Transamerica Partners Portfolios: Core Bond Portfolio (DIA-CORE), Hirtle Callaghan & Co. Fixed Income II Portfolio (HCIIX), BlackRock High Income Shares (HIS), BlackRock Corporate High Yield Fund VI, Inc. (HYT), BlackRock Corporate High Yield Fund V, Inc. (HYV), Metropolitan Series BlackRock Bond Income Portfolio (MET-BI), Metropolitan Series BlackRock Diversified Portfolio (Core Bond) (METD_B), Master Total Return Portfolio (MF-BOND), MGI Core Opportunistic Fixed Income Fund (MGI), MIST BlackRock High Yield Portfolio (MIST-HY)

2.

Issuer: Verizon Communications Inc.

3.

Date of Purchase: 10/30/2008

4.

Underwriter from whom purchased: Citigroup Global Markets Inc.

5.

Name of Affiliated Underwriter (as defined in the Trust’s procedures) managing or participating in syndicate:  Merrill Lynch, Pierce, Fenner & Smith Incorporated

a.

List Members of Underwriting Syndicate:

Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, UBS Securities LLC, Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., Barclays Capital Inc., Mitsubishi UFJ Securities International plc, Scotia Capital (USA) Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets Corporation, Wachovia Capital Markets, LLC

6.

Aggregate principal amount purchased (out of total offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)): (AXA-VIP) $8,350,000 out of $2,000,000,000; (BATS-HINC) $690,000 out of $2,000,000,000; (BCS_F) $1,000,000 out of $2,000,000,000; (BHY) $310,000 out of $2,000,000,000; (BR-CORE) $13,650,000 out of $2,000,000,000; (BR-HIINC) $7,000,000 out of $2,000,000,000; (BR-HIYLD) $12,180,000 out of $2,000,000,000; (BR-INT) $3,850,000 out of $2,000,000,000; (BR-MINC) $3,300,000 out of $2,000,000,000; (BR-WI) $700,000 out of $2,000,000,000; (BR_AA_FI) $1,050,000 out of $2,000,000,000; (BVA-BF) $1,450,000 out of $2,000,000,000; (BVA-HI) $280,000 out of $2,000,000,000; (BVA-HY) $860,000 out of $2,000,000,000; (BVA-TR) $400,000 out of $2,000,000,000; (C-ROSZEL) $40,000 out of $2,000,000,000; (COY) $1,930,000 out of $2,000,000,000; (CYE) $2,060,000 out of $2,000,000,000; (DIA-CORE) $6,700,000 out of $2,000,000,000; (HCIIX) $1,500,000 out of $2,000,000,000; (HIS) $930,000 out of $2,000,000,000; (HYT) $3,260,000 out of $2,000,000,000; (HYV) $3,050,000 out of $2,000,000,000; (MET-BI) $8,150,000 out of $2,000,000,000; (METD_B) $3,400,000 out of $2,000,000,000; (MF-BOND) $11,200,000 out of $2,000,000,000; (MGI) $400,000 out of $2,000,000,000; (MIST-HY) $2,700,000 out of $2,000,000,000;

7.

Aggregate principal amount purchased by funds advised by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion (out of the total offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)):  $450,000,000 out of $2,000,000,000;

8.

Purchase price (net of fees and expenses): $99.438

9.

Date offering commenced (if different from Date of Purchase):

10.

Offering price at end of first day on which any sales were made:

11.

Have the following conditions been satisfied:

Yes

No

a.

The securities are part of an issue registered under

the Securities Act of 1933, as amended, which

is being offered to the public, or are Eligible Municipal

Securities, or are securities sold in an

 Eligible Foreign

Offering or are securities sold in an Eligible Rule 144A

Offering or part of an issue of government

securities.

_X_

___

b.

The securities were purchased prior to the

end of the first day on which any sales

were made, at a price that was not more

than the price paid by each other

purchaser of securities in that offering

or in any concurrent offering of the

securities (except, in the case of an

Eligible Foreign Offering, for any rights

to purchase required by laws to be granted

to existing security holders of the

Issuer) or, if a rights offering, the

securities were purchased on or before the

fourth day preceding the day on which the

rights offering terminated.

_X_

___

c.

The underwriting was a firm commitment

underwriting.

_X_

___

d.

The commission, spread or profit was

reasonable and fair in relation to that

being received by others for underwriting

similar securities during the same period.

_X_

___

e.

In respect of any securities other than

Eligible Municipal Securities, the issuer

of such securities has been in continuous

operation for not less than three years

(including the operations of predecessors).

_X_

___

a.

Has the affiliated underwriter confirmed

that it will not receive any direct or indirect

benefit as a result of BlackRock's participation

in the offering?

_X_

___

Received from: _    Justin Lott  & Vicente Santiago   ___

Date:       _11/18/2008______

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